UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 23, 2024
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
200 South Wacker Drive
Suite 2100
Chicago, Illinois 60606
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 23, 2024, the Board of Directors of Coeur Mining, Inc. (the “Company”) approved and adopted amended and restated bylaws of the Company (as so amended, the “A&R Bylaws”). The A&R Bylaws became effective immediately upon approval by the Company’s Board of Directors (the “Board”).
Among other things, the amendments effected by the A&R Bylaws: (1) clarify the notice procedures for adjournments of virtual meetings of stockholders and eliminate the requirement that the list of stockholders be open to examination at meetings of stockholders, in each case in accordance with the 2022 amendments to the Delaware General Corporation Law (the “DGCL”); (2) revise and enhance the procedural mechanics and disclosure requirements relating to business proposals submitted and director nominations made by stockholders, including by (a) updating certain provisions to promote consistency with the “universal proxy” rules and requiring that any stockholder submitting a nomination notice make a representation and provide confirmation as to the stockholder’s solicitation of proxies in accordance with the universal proxy rules, (b) narrowing certain background information requirements regarding proposed nominees to the Board, and (c) modifying certain other informational requirements related to any stockholders proposing such nominations or other business, including by clarifying the definition of “control persons”, as applicable; (3) require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, which is reserved solely for use for solicitation by the Board; (4) clarify that the chairman of a stockholders meeting, in the absence of the Chairman of the Board and the Company’s Chief Executive Officer, shall be a director or officer of the Company designated by the Board and that certain decisions of the meeting chair at stockholder meetings shall be done at the direction of the Board; (5) incorporate additional procedures with respect to stockholder meetings by remote communication; (6) remove the requirement that directors be stockholders of the Company; (7) clarify certain provisions relating to the authorities, functions and duties of the Company’s officers; (8) clarify the indemnification rights for a successful defense of any proceeding and the right of an indemnitee to bring suit if a request for indemnification is not paid in accordance with the A&R Bylaws; and (9) incorporate other non-substantive, ministerial, clarifying and conforming changes, including with respect to the execution of stock certificates and the use of electronic signatures.
The foregoing description of the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective September 23, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: September 27, 2024	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Chief ESG Officer